Exhibit 24

POWER OF ATTORNEY

     I, the undersigned Director and/or Officer of ArvinMeritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BONNIE WILKINSON, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature	Title	Date

/s/ Charles G. McClure, Jr. Charles G. McClure, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer) and Director	November 13, 2007

/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	November 13, 2007

/s/ Rhonda L. Brooks Rhonda L. Brooks	Director	November 13, 2007

/s/ David W. Devonshire David W. Devonshire	Director	November 13, 2007

/s/ Ivor J. Evans Ivor J. Evans	Director	November 13, 2007

/s/ Victoria B. Jackson Victoria B. Jackson	Director	November 13, 2007

/s/ James E. Marley James E. Marley	Director	November 13, 2007

/s/ William R. Newlin William R. Newlin	Director	November 13, 2007

/s/ Steven G. Rothmeier Steven G. Rothmeier	Director	November 13, 2007

/s/ Andrew J. Schindler Andrew J. Schindler	Director	November 13, 2007

/s/ James D. Donlon, III James D. Donlon, III	Executive Vice President and Chief Financial Officer (principal financial officer)	November 13, 2007

/s/ Jeffrey A. Craig Jeffrey A. Craig	Senior Vice President and Controller (principal accounting officer)	November 13, 2007